UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2006

STEINWAY MUSICAL INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts 02453

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(781) 894-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On February 8, 2006, Steinway Musical Instruments, Inc. (the “Company”) issued a press release (the “Press Release”) announcing a refinancing effort which includes an offer to purchase all of the Company’s 8.75% Senior Notes due 2011 (the “Notes”) with an outstanding aggregate principal amount of $166.2 million.  The Company intends to purchase all tendered Notes and to redeem any of the Notes not tendered with the proceeds of a private placement of $175.0 million in aggregate principal amount of new senior notes.  In conjunction with the offer to purchase, the Company is soliciting the consent of holders to eliminate substantially all of the restrictive covenants and certain of the events of default contained in the respective indenture governing the Notes.

The offering of new senior notes has not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent a registration under the Securities Act of 1933, as amended, or an applicable exemption from such registration requirements.

The Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press release dated February 8, 2006 regarding Steinway Musical Instruments, Inc.’s tender offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 8, 2006	STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/ Dana D. Messina
	Name:	Dana D. Messina
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 8, 2006 regarding Steinway Musical Instruments, Inc.’s tender offer.